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EXHIBIT 24(1)


Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the use of our report dated March 31, 1999 (except with respect to the matters discussed in the first five sentences of paragraph five of Note 17, as to which the date is April 15, 1999) and to all references to our Firm included in or made part of this Registration Statement on Form S-3 for Dauphin Technology, Inc.


/s/Arthur Andersen LLP

Arthur Andersen  LLP


Chicago, Illinois

September 12, 2001